Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated April 20, 2023, relating to the consolidated financial statements of WISeKey Semiconductors SAS (SEALSQ Corp Predecessor) for the year ended December 31, 2022, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Lyon, France, October 15, 2025

BDO Rhône-Alpes

/s/ Justine Gairaud
Justine GAIRAUD